CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this registration statement on Form SB-2 of our report dated March 3, 1998 on the audit of financial statements of NUWAVE Technologies, Inc. as of and for the year ended December 31, 1997 and the amounts for such year included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                        /s/  Richard A. Eisner & Company, LLP




Florham Park, New Jersey

February 3, 1999